UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 1, 2010
Parkvale Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-17411	25-1556590

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4220 William Penn Highway, Monroeville, Pennsylvania	15146

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 373-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)	On February 1, 2010 Gilbert A. Riazzi, Senior Vice President and Interim Principal Financial Officer of Parkvale Savings Bank (the “Bank”), executed a Change in Control Severance Agreement with Parkvale Financial Corporation (the “Company”) and the Bank, which was approved by the Board of Directors of the Bank and the Company. The change in control agreement is similar to agreements with other Senior Vice Presidents that were restated on December 20, 2007. A copy of the agreement is filed as an exhibit.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are included with this Report:

Exhibit No.	Description

10.1	Change in Control Severance Agreement among Parkvale Financial Corporation, Parkvale Savings Bank and Gilbert A. Riazzi dated February 1, 2010
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVALE FINANCIAL CORPORATION
By:	/s/ Robert J. McCarthy, Jr.
	Name:	Robert J. McCarthy, Jr.
	Title:	President and Chief Executive Officer

Date: February 2, 2010